DEBT RESTRUCTURING AGREEMENT

This debt restructuring agreement ("Agreement") is made and entered into effective as of January 11, 1996 by and between Minera Andes, Inc., an Alberta corporation, whose principal offices are located at North 3303 Sullivan Road, P.O. Box 425, Spokane, Washington 99210-0425 ("Minera") and N. A. Degerstrom, Inc., a Washington corporation, whose principal offices are located at North 3303 Sullivan Road, P.O. Box 425, Spokane, Washington 99210-0425 ("Degerstrom").

                                    RECITALS

A. Minera has issued Degerstrom its promissory note dated November 6, 1995 in the principal amount of $1,505,000, evidencing Minera's obligations to Degerstrom for amounts advanced by Degerstrom on Minera's behalf in connection with Minera's exploration program on its Argentinean properties. $365,000 of such principal amount has been paid by Minera pursuant to the terms of the promissory note as of the date of this Agreement.

B. Minera and Degerstrom have determined to restructure payment of the remaining principal and interest owed under the promissory note as hereinafter provided.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Minera and Degerstrom agree as follows.

1. Cancellation of Promissory Note. The promissory note dated November 6, 1995 is hereby canceled and of no further force or effect.

2. Issuance of New Promissory Note. Contemporaneously with the execution of this Agreement, Minera agrees to execute and deliver to Degerstrom a new promissory note, substantially in the form of note annexed to this Agreement as Exhibit A, which new note shall be in the principal amount of $1,140,000 and, among other things, shall provide for the payment of principal of and interest thereon through the issuance to Degerstrom, subject to necessary regulatory and shareholder approvals, of 500,000 units of Minera's securities, each unit consisting of one common share of Minera and one common share purchase warrant substantially in the form of warrant annexed to this Agreement as Exhibit B.

3. Representations and Warranties of Degerstrom. Degerstrom represents and warrants to the Minera as follows:


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     (a) Degerstrom meets one or more of the definitions of an "accredited investor" under Rule 501(a) of the Securities Act of 1933, as amended (the "Securities Act").

     (b) Degerstrom recognizes that this investment involves special risks, including the risks that Minera may need additional capital to achieve its business goals.

     (c) Degerstrom understands that the units issuable pursuant to the promissory note have not been registered under the Securities Act or under certain state securities laws, in reliance upon certain exemptions for transactions not involving a public offering, and that the units (and the securities comprising the units) must be held indefinitely unless sold pursuant to an offering registered under the Securities Act and under certain state securities laws, or unless an exemption from registration is available.

     (d) The units have not been brought to Degerstrom's attention through, nor were they accompanied by, any advertisement or other form of general solicitation.

     (e) Degerstrom or its representatives have been given the opportunity to examine all relevant documents and information concerning Minera and its business, the units to be acquired pursuant to the promissory note and any other matters deemed by Degerstrom to be material to its investment in Minera.

     (f) Degerstrom is authorized and otherwise duly qualified to purchase and hold the units, has its principal place of business as set forth above, and has not been formed for the specific purpose of acquiring the units.

     (g) Degerstrom acknowledges that the certificates representing the units (and the securities comprising the units) may be endorsed with restrictive legends which are required by applicable securities laws and regulations.

     (h) Degerstrom is either experienced or knowledgeable with regard to the business of the Company, or either alone or with its professional advisers is capable, by reason of knowledge and experience in financial and business matters in general, and investments in particular, of evaluating the merits and risks of an investment in the units, and is able to bear the economic risk of an investment in the units and can otherwise be reasonably assumed to have the capacity to protect its own interests in connection with such investment.

     (i) Degerstrom has not received, nor has it requested, nor does it have any need to receive, any offering memorandum or other document (other than financial statements, interim financial statements or any other document, the content of which is prescribed by statute or regulation) describing the business and affairs of the

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     Company which has been prepared for delivery to, and reviewed by, prospective purchasers in order to assist it in making an investment decision in respect of the units and it has not become aware of any advertisement in printed media of general and paid regular circulation or on radio or television with respect to the distribution of the units or any other advertisement; and

          (A) Degerstrom is a corporation organized and existing under the laws of the State of Washington of the United States of America, having its principal executive offices in such state; and

          (B) Degerstrom is purchasing the units as principal for its own account, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the units or the underlying securities issuable pursuant thereto; and

          (C) Degerstrom would have an aggregate acquisition cost of purchasing the units of not less than $97,000; and

          (D) Degerstrom is a corporation which pre-existed the offering of the units and has a bona fide purpose other than investment in the units, or, if created to permit such investment, the individual share of the aggregate acquisition cost for each participant is not less than $97,000; and

          (E) Degerstrom represents, warrants and acknowledges to, and covenants and agrees with, the Company as follows:

               (aa) it is not a resident of Canada and, if it is purchasing as agent or trustee, no beneficial purchaser for whom it is acting is a resident of Canada; and

               (bb) the units and the underlying securities issuable upon exercise thereof are not qualified for sale in any jurisdiction in Canada; and

               (cc) the units purchased by it hereunder (and any underlying securities issuable upon exercise thereof) may not be sold in any province of Canada for a period of one year: and

               (dd) the certificate evidencing the units purchased by it hereunder (and any underlying securities issuable upon the exercise thereof) will bear a legend referring to the restrictions on resale described in subparagraph 3(i)(E)(cc) above, and the registrar and transfer agent for the units and the underlying securities will be required to not register any transfer of

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               the units purchased by Degerstrom hereunder (and any underlying securities issuable upon the exercise thereof) for the period referred to in subparagraph 3(i)(E)(cc) above; and

               (ee) it complies with the provisions of all applicable securities legislation in the jurisdiction of its residence and will provide such evidence of compliance therewith as the Company may request.

4. Waiver of Rights under Alberta Act. Degerstrom expressly waives and releases the Company from all rights of withdrawal to which it might otherwise be entitled pursuant to section 106(l) of the Securities Act (Alberta) or otherwise at law.

5. All Material Facts Disclosed. Degerstrom is not purchasing the units with knowledge of any material fact about the Company that has not been generally disclosed. The Company represents and warrants that the units are not being sold with the knowledge of any material fact about the Company that has not been generally disclosed.

6. Required Regulatory and Shareholder Approvals. The performance by Minera and Degerstrom of the matters set forth in this Agreement is expressly contingent on approval of this Agreement and the transactions contemplated thereby by the Alberta Stock Exchange and by the shareholders of Minera.


Dated as of the date first above written.

Minera Andes Incorporated,                  N. A. Degerstrom, Inc.,
an Alberta corporation                      a Washington corporation

By: /s/ ALLEN V. AMBROSE (Pres.)            By: /s/ JAMES A. FISH  Vice Pres.
    -----------------------------------         --------------------------------
    Its duly authorized officer                 Its duly authorized officer


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                    Exhibit A to Debt Restructuring Agreement
                             Form of Promissory Note


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             THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE
             REOFFERED, SOLD, PLEDGED OR TRANSFERRED EXCEPT (A) IN A
               TRANSACTION THAT MEETS THE REQUIREMENTS OF RULE 144
          PROMULGATED UNDER THE ACT, (B) PURSUANT TO AN EXEMPTION FROM,
         OR OTHERWISE IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION
             REQUIREMENTS OF THE ACT OR (C) PURSUANT TO AN EFFECTIVE
                      REGISTRATION STATEMENT UNDER THE ACT.



                                 PROMISSORY NOTE

$ 1,140,000                                                     January 11, 1996
                                                             Spokane, Washington


     Minera Andes, Inc., an Alberta corporation, whose principal offices are located at North 3303 Sullivan Road, P.O. Box 425, Spokane, Washington 99210-0425 ("Maker") promises to pay to N. A. Degerstrom, Inc., a Washington corporation, whose principal offices are located at North 3303 Sullivan Road, P.O. Box 425, Spokane, Washington 99210- 0425 ("Holder"), the principal sum of One Million One Hundred Forty Thousand Dollars (U.S.$1,140,000), together with interest on that amount, upon the agreements, terms and conditions provided in this Promissory Note ("Note"):

     1.   Definitions.

          (a) Cure Period. The term "Cure Period" means a period of sixty (60) days from the time the Maker receives notice of a Default.

          (b) Default. The term "Default" means any of the following events:

              (i) Maker at any time fails to pay, when due, any sum owing on this Note; or

              (ii) Maker breaches or fails to perform any obligation under this Note or any other agreement between Maker and Holder; or

              (iii) Maker files or is served with any petition for relief under the 11 U.S.C. ss. 101 et seq. or any similar federal, state or provincial statute, or a proceeding is instituted against Maker seeing a readjustment of Maker's indebtedness, and such petition or proceeding is not withdrawn or dismissed within thirty (30) days from the date Holder

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received notice of the petition or was served with process in connection with the proceeding; or

              (iv) Maker assigns any of its assets for the benefit of its creditors; or

              (v) Maker consents to the appointment of a receiver or trustee, for all or any part of Maker's property; or

              (vi) Maker admits, in writing, its inability to pay its debts as they become due; or

              (vii) a court of competent jurisdiction enters an order approving a petition seeking a reorganization of Maker or appointing a receiver, trustee, or other similar official of substantially all of Maker's assets.

          (c) Default Rate. The term "Default Rate" means the rate of interest otherwise payable on this Note plus three percent (3%).

     2. Interest. Sums owing on this Note shall bear no interest from the date of this Note until stockholder approval is obtained with respect to the conversion of amounts evidenced by this Note for shares of the common stock of Maker, as provided in paragraph 3 hereof. Thereafter, sums then owing on this Note shall bear interest at the rate of eight percent (8%) per annum. Should Maker default on any of the obligations specified in this Note, all sums owing on the Note shall bear interest at the Default Rate.

     3. Payment. Maker shall pay Holder the principal of and interest on this Note as follows:

          (a) The amount of Cdn $720,000, which shall constitute a portion of the principal owed under this Note, shall be deemed paid by the delivery to Holder, within fifteen (15) days of the date approval for the issuance thereof is obtained from the Alberta Stock Exchange, and from the stockholders of Maker, if required, of a certificate or certificates for 500,000 units ("Units"), each Unit consisting of one share of common stock and one share purchase warrant of Maker exercisable by Holder at the price of Cdn $1.75 per share, which Units (and the underlying common stock, warrant and common stock issuable upon exercise of the warrant) shall by their terms be restricted securities within the meaning of applicable United States securities laws and shall be limited as to transfer in accordance with applicable resale restrictions of such laws.

          (b) An amount determined by multiplying the number of share purchase warrants exercised by Holder by the exercise price of Cdn $1.75, which shall constitute a portion of the principal owed under this Note, shall be deemed paid by the delivery to

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Holder of a share certificate or certificates for the number of shares of common stock of Maker issuable upon Holder's exercise of the share purchase warrants comprising a portion of the Units, it being understood that Holder shall not be required to tender the exercise price of such share purchase warrants to Maker but shall instead be credited with such exercise price in return for a corresponding reduction in the principal amount owed under this Note. The determination whether to exercise such share purchase warrants shall be solely within the discretion of Holder.

          (c) Remaining amounts, if any, owed under this Note following the expiration of the exercise period of the share purchase warrants comprising a portion of the Units, together with any accrued and unpaid interest shall be payable as and when Maker obtains any equity financing from or through Haywood Securities or Yorkton Securities from and after the date approval is obtained from the Alberta Stock Exchange and, if required, the stockholders of Maker, for the issuance of the 500,000 Units, and in any event on or before one year from the date of this Note.

          (d) In case Maker, at any time or from time to time after the date of this Note, shall effect a subdivision of the outstanding shares of its common stock into a greater number of shares of common stock (by reclassification or otherwise than by payment of a dividend in common stock), then, and in each such case, the number of shares issuable pursuant to the share purchase warrants comprising a portion of the Units immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be adjusted to reflect such subdivision, as determined by the board of directors of Maker.

          (e) In case the outstanding shares of the common stock of Maker shall be combined or consolidated, by reclassification or otherwise, into a lessor number of shares of common stock, the number of shares issuable pursuant to the exercise of the share purchase warrants comprising a portion of the Units in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased to reflect such transaction, as determined by the board of directors of Maker.

          (f) In case Maker (i) shall consolidate with or merge into any other person and shall not be the continuing or surviving corporation in such consolidation or merger, or (ii) shall permit any other person to consolidate with or merge into Maker and Maker shall be the continuing or surviving person but, in connection with such consolidation or merger, the common stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property, or (iii) shall effect a capital reorganization or reclassification of its common stock, then, and in each such case, proper provision shall be made so that upon the exercise of the share purchase warrants comprising a portion of the Units at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, Holder shall be entitled to receive, in lieu of the common

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stock issuable by Maker upon such exercise, the stock and other securities, cash and property to which the Holder would have been entitled upon such consummation if the Holder had exercised the share purchase warrants immediately prior thereto, subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments as provided for in subparagraphs 3(d) and (e).

          (g) Maker will not, by amendment of its charter or other constating documents, or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this paragraph 3, but will at all times in good faith carry out all such terms and take all such actions as may be necessary or appropriate in order to protect the rights of Holder against dilution or other impairment.

All payments shall be made in the lawful currency of the United States of America. All payments shall be made to the Holder at the address set forth above, or at such other place as the Holder may specify in writing. Amounts deemed paid in Canadian dollars pursuant to subparagraphs 3(a) and (b), above, shall be converted to United States dollars at the exchange rate in effect as of the date such payments are deemed made.

     4. Prepayment. Maker may prepay any amount owing on this Note without incurring any additional charge, provided that Maker gives Holder written notice of the amount to be prepaid at least three (3) days before the date of prepayment and Holder consents to such prepayment. Notwithstanding any prepayment, Maker shall continue to make all succeeding installments or other payments as they become due, until this Note is completely paid.

     5. Security. The payment of all sums owing on this Note shall be secured by a lien and security interest in and to the equipment, furniture, fixtures, inventory, accounts, chattels, papers, documents, instruments and general intangibles of Maker, as defined in the Washington Uniform Commercial Code, and the proceeds received from any sale or other disposition of such items and any replacements, renewals or additions thereto.

     6. Notice of Default; Cure. Upon a Default, Holder shall deliver written notice of the Default to Maker. Maker shall have the right to cure, within the Cure Period, any Default described in Section l(b)(i) or (ii) of this Note. Maker may not cure a Default described in Section l(b)(iii) through (vii) of this Note. If Maker fails to cure a Default within the Cure Period, or is prohibited from curing the Default, Holder may accelerate all amounts owing on the Note. Such accelerated amounts shall become immediately due and payable. If Holder accelerates the amounts due under this Note, Holder shall have the right to pursue any or all of the remedies provided in this Note, including, but not limited to, the right to bring suit on the Note.

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
     7.   Remedies. Upon a Default and expiration of any applicable Cure
Period, Holder shall have all rights available to it at law or in equity, including all rights available under the Washington Uniform Commercial Code. Any unpaid balance outstanding at the time of a Default, and any costs or other expenses incurred by Holder in realizing on this Note, shall bear interest at the Default Rate. All rights and remedies granted under this Note shall be deemed cumulative and not exclusive of any other right or remedy available to Holder. Maker waives all rights to presentment, notice of dishonor and protest of this Note.

     8. Attorneys' Fees. Costs. and Other Expenses. Maker agrees to pay all costs and expenses which Holder may incur by reason of any Default, including, but not limited to, reasonable attorneys' fees, expenses, and costs incurred in any action undertaken with respect to this Note, or the appeal of any such action. Any judgment recovered by Holder shall bear interest at the Default Rate.

     9. Transfer; Obligations Binding on Successors. Maker may not transfer any of its rights, duties or obligations under this Note without the prior written consent of Holder. This Note, and the duties set forth in the Note, shall bind Maker and its successors and assigns. All rights and powers established in this Note shall benefit Holder and its successors and assigns.

     10. Notices. Any notice, consent or other communication required or permitted under this Note shall be in writing and shall be deemed to have been duty given or made either (1) when delivered personally to the party to whom it is directed (or any officer or agent of such party) or (2) three days after being deposited in the United States' certified or registered mail, postage prepaid, return receipt requested, and properly addressed, if sent to Maker, at North 3303 Sullivan Road, P.O. Box 425, Spokane, Washington 99210-0425,
Attention: Allen Ambrose, or if sent to Holder, at North 3303 Sullivan Road, P.O. Box 425, Spokane, Washington 99210-0425, Attention: James Fish, or at such other address as Holder shall have provided to Maker in writing.

     11. Governing Law. This Note will be construed and the rights, duties, and obligations of the parties will be determined in accordance with the laws of the State of Washington and the federal laws of the United States of America.

     12. Headings. Headings used in this Note have been included for convenience and ease of reference only, and will not in any manner influence the construction or interpretation of any provision of this Note.

     13. Waiver. No right or obligation under this Note will be deemed to have been waived unless evidenced by a writing signed by the party against whom the waiver is asserted, or by its duly authorized representative. Any waiver will be effective only with respect to the specific instance involved, and will not impair or limit the fight of the waiving

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party to insist upon strict performance of the right or obligation on any other instance, in any other respect, or at any other time. No failure on the part of Holder to exercise, and no delay in exercising, any right or obligation under this Note shall operate as a waiver thereof.

     14. Severability. The parties intend that this Note be enforced to the greatest extent permitted by applicable law. Therefore, if any provision of this Note, on its face or as applied to any person or circumstances, is or becomes unenforceable to any extent, the remainder of this Note and the application of that provision to other persons, circumstances or extent, will not be impaired.

     15. References. Except as otherwise specifically indicated, all references in this Note to numbered or lettered sections or subsections refer to sections or subsections of this Note. All references to this Note include any subsequent amendments to the Note.

     16. Venue. Maker agrees that any action on this Note must be brought in a court of appropriate jurisdiction in Spokane County, Washington.

     17. Maximum Interest. Notwithstanding any other provisions of this Note, any interest, fees, or charges payable by reason of the indebtedness evidenced by this Note shall not exceed the maximum permitted by law.

     18. Supersedes Prior Note. This Note supersedes and replaces in its entirety the terms of that certain promissory note dated as of October 17, 1995 between Maker and Holder.


MAKER:                                 MINERA ANDES INC.


                                       By:______________________________
                                          ______________________________
                                          its duly authorized officer


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                    Exhibit B to Debt Restructuring Agreement
                         Form of Share Purchase Warrant


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THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT MAY
NOT BE TRANSFERRED EXCEPT (A) IN A TRANSACTION THAT MEETS THE REQUIREMENTS OF REGULATIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), (B) PURSUANT TO AN EXEMPTION FROM, OR OTHERWISE IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THEE ACT OR (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.

January 11, 1996

                                   CERTIFICATE

                                       OF

                        WARRANT TO PURCHASE COMMON SHARES

                                MINERA ANDES INC.

     MINERA ANDES INC., an Alberta corporation (the "Company"), for value received, hereby certifies that N. A. Degerstrom, Inc. ("Degerstrom" or the "Holder"), or registered assigns, is entitled to purchase from the Company 500,000 duly authorized, validly issued, fully paid and non-assessable shares of the Company ("Common Shares"), at the purchase price per share of Cdn $1.75, at any time or from time to time prior to 4:00 p.m., Spokane, Washington time, on January 11, 1998, all subject to the terms, conditions and adjustments set forth below in this certificate of warrant (the "Warrant Certificate"), and is entitled to exercise the other rights, powers and privileges hereinafter specified.

     This Warrant Certificate is issued pursuant to that certain Debt Restructuring Agreement dated January I 1, 1996 between the Company and the Holder.

     Certain terms used in this Warrant Certificate are defined in Section 12.

     1.   EXERCISE OF WARRANT.

          1.1 Manner of Exercise. The warrant evidenced by this Warrant Certificate may be exercised by the holder hereof, either in whole or in part from time, to time, during normal business hours on any Business Day by surrender of this Warrant Certificate, with the form of subscription at the end hereof (or a reasonable facsimile thereof) duly exercised by such holder, to the Company at the office or agency maintained by the Company pursuant to Section 8, accompanied by payment, which shall take the form of a reduction of the indebtedness owed Holder by the Company pursuant to that certain promissory note dated January 11, 1996 issued by Holder, in the amount obtained by

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multiplying (a) the number of Common Shares (without giving effect to any adjustment therein) designated in such form of subscription (or such reasonable facsimile), by (b) Cdn $1.75, and such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and non-accessible Common Shares determined as provided in Section 2.

          1.2 When Exercise Effective. Each exercise of this Warrant Certificate shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant Certificate shall have been surrendered as provided in Section 1.1, and immediately prior to the close of business on such Business Day the Person or Persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such exercise as provided in Section 1.3 shall be deemed to have become the Holder or Holders of record thereof.

          1.3 Delivery of Share Certificates, etc. As soon as practicable after the exercise of this Warrant Certificate in whole or in part, and in any event within five (5) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct.

          (a) A certificate or certificates for the number of fully paid and non-assessable Common Shares to which such Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction (calculated to the nearest 1/100th of a share) of the Market Price of one full share on the Business Day next preceding the date of such exercise, and

          (b) in case such exercise is in part only, a new Warrant Certificate of like tenor, calling in the aggregate on the face or faces thereof for the number of Common Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant Certificate minus the number of such shares designated by the Holder upon such exercise as provided in Section 1.1.

     2.   ADJUSTMENT OF COMMON SHARES ISSUABLE UPON EXERCISE OF WARRANT
CERTIFICATE.

          2.1 General Warrant Price. The number of Common Shares which the Holder of this Warrant Certificate shall be entitled to receive upon the exercise hereof shall be determined by multiplying the number of Common Shares which would otherwise (but for the provisions of this Section 2) be issuable upon such exercise, as designated by the Holder hereof pursuant to Section 1.1, by a fraction of which (a) the numerator is Cdn $1.75 and (b) the denominator is the Warrant Price (as defined below in this Section 2.1) in effect on the date of

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such exercise. The "Warrant Price" per Common Share shall initially be Cdn
$1.75, and shall be adjusted and readjusted from time to time as provided in the is Section 2 and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 2.

          2.2 Stock Splits, etc. In case the Company, at any time or from time to time after the Closing Date, shall effect a subdivision of the outstanding Common Shares into a greater number of Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares), then, and in each such case, the Warrant Price in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be adjusted to reflect such subdivision, as determined by the Board of Directors of the Company.

          2.3 Adjustments for Combinations, etc. In case the outstanding Common Shares shall be combined or consolidated, by reclassification or otherwise, into a lessor number of Common Shares, the Warrant Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased to reflect such transaction, as determined by the Board of Directors of the Company.

          2.4 Other Adjustments. Adjustments shall also be made at the times and under the circumstances specified in Section 3.

          2.5 Determinations by the Board of Directors. All determinations by the Board of Directors of the Company under the provisions of this Warrant Certificate shall be made in good faith with due regard to the interests of the holder of this Warrant Certificate, and in accordance with good financial practice.

     3. ADJUSTMENTS FOR CONSOLIDATION, MERGER, SALE OF ASSETS, REORGANIZATION, ETC. In case the Company (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation in such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall effect a capital reorganization or reclassification of the Common Shares, then, and in each such case, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Section 3, the holder of this Warrant Certificate, upon the exercise hereof at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, shall be entitled to receive (at the aggregate Warrant Price in effect at the time of such consummation for all Common Shares issuable upon such exercise immediately prior to such consummation), in lieu of the Common Shares issuable upon such exercise prior to such consummation, the stock

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
and other securities, cash and property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant Certificate immediately prior thereto, subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments as provided for in Section 2 and this Section 3.

     4. NO IMPAIRMENT OF HOLDER'S RIGHTS. The Company will not, by amendment of its articles of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Certificate, but will at all times in good faith carry out all such terms and take all such actions as may be necessary or appropriate in order to protect the rights of the holder of this Warrant Certificate against dilution or other impairment.

     5. REPORTS AS TO ADJUSTMENTS. In the case of any adjustment or readjustment in the Common Shares issuable upon the exercise of this Warrant Certificate the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant Certificate and prepare a report setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company will forthwith mail a copy of each such report to each holder of a Warrant Certificate, and will, upon the written request at any time of any holder of a Warrant Certificate furnish to such holder a like report setting forth the Warrant Price at the time in effect and showing how it was calculated.

     6. NOTICES OF CORPORATE ACTION. In the event of a proposal by the Company (or of which the Company shall have knowledge) for:

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation, merger or exchange of shares involving the Company and any other Person or any transfer of all or substantially all of the assets of the Company to any other Person, or

          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company will mail to each holder of a Warrant Certificate a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, exchange of shares, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, exchange of shares, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date therein specified.

     7. RESERVATIONS OF SHARES, ETC. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant Certificate and free from pre-emptive rights, all Common Shares from time to time issuable upon the exercise of the Warrant Certificate at the time outstanding. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable with no liability on the part of the holders thereof.

     8. MAINTENANCE OF OFFICE OR AGENCY. The Company will maintain an office or agency in the United States of America where books for the registration and registration of transfer of the Warrant Certificate will be kept and where the Warrant Certificate may be presented for exercise, registration or transfer, exchange and replacement pursuant to the provisions hereof. Such office is presently located at North 3303 Sullivan Road, Spokane, Washington 99216.

     9. OWNERSHIP, REGISTRATION OF TRANSFER, EXCHANGE AND SUBSTITUTION OF WARRANT CERTIFICATE.

          9.1 Ownership of Warrants. Until due presentment for registration of transfer, the Company may treat the Person in whose name a Warrant Certificate is registered on the register kept at the office or agency of the Company maintained pursuant to Section 8 as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant Certificate is properly assigned to another Person, the Company may (but shall not be obligated to) treat such Person as the owner of such Warrant Certificate for all purposes, notwithstanding any notice to thee contrary. Subject to the foregoing provisions a Warrant Certificate, if properly assigned, may be exercised by the assignee without first having a new Warrant Certificate issued.

          9.2 Transfer and Exchange of Warrants. (a) The Holder acknowledges that this Warrant Certificate and any securities acquired upon the exercise of this Warrant Certificate have not been registered under the Act and may not be resold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act. The Holder agrees that it will not re-offer, resell, pledge, hypothecate or otherwise dispose of this Warrant Certificate or any of the securities acquired upon the exercise of this Warrant Certificate except (i) in a transaction that meets the requirements of Regulation S under the Act; (ii) pursuant to an exemption from, or otherwise in a transaction not subject to, the registration requirements of the Act; or (iii) pursuant to an effective registration statement under the Act.

          (b) Upon the surrender of any Warrant Certificate, properly endorsed, for registration of transfer or for exchange (for the purpose of combination of warrants, split-up of warrants or any other purpose) at the office or agency maintained by the Company pursuant to Section 8, the Company at its expense will promptly execute and deliver to or upon the order of the holder thereof a new Warrant Certificate of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of Common Shares called for on the face or faces of the Warrant Certificate so surrendered, and thereupon the old Warrant Certificate shall be canceled.

          9.3 Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant Certificate and upon delivery of indemnity reasonably satisfactory to the Company in form and amount, or, in the case of any such mutilation, upon surrender of such Warrant Certificate for cancellation at the office or agency maintained by the Company pursuant to Section 8, the Company at its expense will promptly execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor.

          9.4 Expenses. The Company will pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery from time to time of Warrant Certificates.

     10. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings (the definitions to be applicable to both the singular and the plural forms of the terms defined where either such form is used in this Warrant Certificate):

          the Act: the Securities Act of 1933, as amended.

          Business Day: any day other than a Saturday, Sunday or a day upon which banking institutions are authorized or required by law or executive order to be closed in Spokane, Washington.

          Closing Date: the date of original issuance and delivery of this Warrant Certificate.

          Company: includes any corporation which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 3.

          including: including, without limitation.

          Persons: individuals, corporations, partnerships (including "joint ventures"), trusts, estates, unincorporated organizations and governments (including political subdivisions), authorities and agencies.

     11. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company or as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

     12. NOTICES. Any notice required or permitted hereunder to be given shall be given by personal delivery, prepaid registered mail or facsimile communication, to the respective parties at the addresses set forth below or at such other addresses as the parties may designate in writing from time to time:

           Holder:                   N. A. Degerstrom, Inc.
                                     North 3303 Sullivan Road
                                     P.O. Box 425
                                     Spokane, Washington 99210-0425

           the Company:              Minera Andes Inc.
                                     North 3303 Sullivan Road
                                     Spokane, Washington 99216

     Any notice, direction or other instrument aforesaid if delivered shall be deemed to have been given or made on the date on which it was delivered; if mailed, shall be deemed to have been given or made on the fifth Business Day following the date on which it was mailed; and if sent by facsimile, shall be deemed to have been given or made on the next Business Day following the date on which it was sent; provided, however, that the exercise or any warrant shall be effective if effected in the manner provided in Section 1. Either party hereto may change its address for service from time to time by written notice given in accordance with the foregoing. Notice by mail shall not be effective during any postal strike or slowdown.

     13. MISCELLANEOUS. This Warrant Certificate and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This warrant certificate shall be governed by the laws of the State of Washington. The headings in this Warrant Certificate are inserted for convenience only and shall not be deemed to constitute a part hereof.

     14. EXPIRATION. The right to exercise this Warrant shall expire at 4:00 p.m., Spokane, Washington time, on January 11, 1998 (or, if such date shall not be a Business Day, on the next day that is a Business Day).

Attest:                                MINERA ANDES INC.


______________________________         By:___________________________
Name:                                     Name: Allen Ambrose
Title:                                    Title: President

     [Corporate Seal]

                               SUBSCRIPTION NOTICE


MINERA ANDES INC.




     The undersigned, the holder of the foregoing Warrant Certificate hereby elects to exercise purchase rights represented by said Warrant Certificate for, and to purchase thereunder, Common Shares covered by said Warrant Certificate and herewith makes payment in full therefor of $____________________ by forgiveness of $______________________ of indebtedness owed by Minera Andes Inc. to N. A. Degerstrom, Inc., and requests that (a) certificates for such shares be issued in the name of and delivered to:_________________, whose address is ____________________________ and (b) if such shares shall not include all of the shares issuable as provided in said Warrant Certificate, then a new Warrant Certificate of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.



                                       ______________________________________

                                       Signature guaranteed:

Dated:                                 ______________________________________

                  AMENDMENT TO THE DEBT RESTRUCTURING AGREEMENT

                 THIS Amendment dated the 13th day of May, 1996.

BETWEEN:

          MINERA ANDES INC., a body corporate, pursuant to the laws of the Province of Alberta

          (hereinafter referred to as "Minera")


                                - and -


          N.A. DEGERSTROM, INC., a body corporate, pursuant to the laws of the State of Washington

          (hereinafter referred to as "Degerstrom")

          (collectively called the "Parties")

                               RECITALS

A. Minera had issued to Degerstrom a promissory note dated November 6, 1995 in the principal amount of $1,505,000 evidencing Minera's obligations to Degerstrom for amounts advanced by Degerstrom on Minera's behalf in connection with Minera's exploration program on its Argentinean properties. $365,000 of such principal amount has been paid by Minera pursuant to the terms of the above promissory note.

B. Minera and Degerstrom entered into a Debt Restructuring Agreement dated January 11, 1996 to restructure payment of the remaining principal and interest owed under the promissory note dated November 6, 1995.

C.   The promissory note dated November 6, 1995 was cancelled.

D. Minera and Degerstrom entered into a new promissory note dated January 11, 1996 in the principal amount of $1,140,000 evidencing Minera's obligations to Degerstrom.

E. Minera and Degerstrom wish to further restructure payment of the remaining principal and interest owed to Degerstrom.

F. The Parties hereto wish to declare, confirm, consent and agree to certain amendments to the Agreement.

          NOW THEREFORE THIS AMENDING AGREEMENT WITNESSETH that in consideration of the sum of One ($1.00) Dollar paid by the Parties to each other, receipt of the sum being acknowledged by each of the Parties, the Parties hereto covenant and agree as follows:

1.        INTERPRETATION

1.1       Definitions

          In this Amending Agreement, including the recitals hereto, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the following meanings:

     a. "Agreement" or "agreement" means the Debt Restructuring Agreement dated January 11, 1996, between Minera Andes Inc. and N.A. Degerstrom, Inc.;

     b. "Amending Agreement" or "amending agreement" means the Amendment to the Agreement dated May 13, 1996, between Minera Andes Inc. and N.A. Degerstrom, Inc.

2.        AMENDMENTS

          The Parties hereto declare, confirm, consent and agree that the Agreement shall be and is hereby amended as follows:

     a. The promissory note attached as Exhibit "A" to the Agreement is replaced with the form of note attached to the Amending Agreement as Exhibit "A";

     b. The promissory note dated January 11, 1996 is hereby cancelled and of no further force or effect;

     c. Clause 2 of the Agreement is hereby amended by deleting same in its entirety and substituting in place and stead thereof the following:

          "2. Issuance of New Promissory Note. Contemporaneously with the execution of this Agreement, Minera agrees to execute and deliver to Degerstrom a new promissory note, substantially in the form of note annexed to this Agreement as Exhibit "A", which new note shall be in the principal amount of $1,140,000 and, among other things, shall provide for the payment of principal and interest."

     d.   Clause 3 of the Agreement is deleted in its entirety.

     e.   Clause 4 of the Agreement is deleted in its entirety.

     f.   Clause 5 of the Agreement is deleted in its entirety.

     g.   Clause 6 of the Agreement is deleted in its entirety.

3.        GENERAL

3.1 It is declared and agreed that except as provided in this Amending Agreement, all covenants, agreements, provisions, stipulations, conditions, powers and matters and things whatsoever contained in the Agreement shall continue in all respects in full force and effect.

3.2 This Amending Agreement shall enure to the benefit of and be binding upon the successors and assigns of the parties hereto.

3.3 This Amending Agreement shall be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same agreement notwithstanding the foregoing, the date of execution shall be deemed to be so executed from the date hereof.

3.4 This Amending Agreement shall be effective as of January 11, 1996.

          IN WITNESS WHEREOF the Parties hereto have executed this Amending Agreement as of the date first above written.

                                   MINERA ANDES INC.



                                   Per:
                                       ----------------------------------------

                                   N.A. DEGERSTROM, INC.



                                   Per:
                                       ----------------------------------------

                       Exhibit A to the Amending Agreement
                             Form of Promissory Note

             THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE
             REOFFERED, SOLD, PLEDGED OR TRANSFERRED EXCEPT (A) IN A
               TRANSACTION THAT MEETS THE REQUIREMENTS OF RULE 144
          PROMULGATED UNDER THE ACT, (B) PURSUANT TO AN EXEMPTION FROM,
         OR OTHERWISE IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION
             REQUIREMENTS OF THE ACT OR (C) PURSUANT TO AN EFFECTIVE
                      REGISTRATION STATEMENT UNDER THE ACT.


                                 PROMISSORY NOTE


$1,140,000                                                         May 13, 1996
                                                            Spokane, Washington


     Minera Andes, Inc., an Alberta corporation, whose principal offices are located at North 3303 Sullivan Road, P. O. Box 425, Spokane, Washington 99210-0425 ("Maker") promises to pay to N.A. Degerstrom, Inc., a Washington corporation, whose principal offices are located at North 3303 Sullivan Road, P.
O. Box 425, Spokane, Washington 99210-0425 ("Holder"), the principal sum of One Million One Hundred Forty Thousand (U.S.$1,140,000) Dollars, together with interest on that amount, upon the agreements, terms and conditions provided in this Promissory Note ("Note"):

1.   Definitions:

     a. Cure Period. The term "Cure Period" means a period of sixty (60) days from the time the Maker receives notice of a Default.

     b.   Default. The term "Default" means any of the following events:

          i. Maker at any time fails to pay, when due, any sum owing on this Note; or

          ii. Maker breaches or fails to perform any obligation under this Note or any other agreement between Maker and Holder; or

          iii. Maker files or is served with any petition for relief under the 11 U.S.C. Section 101 et seq. or any similar federal, state or provincial statute, or a proceeding is instituted against Maker seeing a readjustment of Maker's indebtedness, and such petition or proceeding is not withdrawn or dismissed within thirty (30) days from the date Holder received notice of the petition or was served with process in connection with the proceeding; or

          iv.  Maker assigns any of its assets for the benefit of its creditors;
               or

          v. Maker consents to the appointment of a receiver or trustee, for all or any part of Maker's property; or

          vi. Maker admits, in writing, its inability to pay its debts as they become due; or

          vii. a court of competent jurisdiction enters an order approving a petition seeking a reorganization of Maker or appointing a receiver, trustee, or other similar official of substantially all of Maker's assets.

     c. Default Rate. The term "Default Rate" means the rate of interest otherwise payable on this Note plus three percent (3%).

2.   Interest:

     Sums owing on this Note shall bear no interest from the date of this Note until July 15, 1996. Thereafter, sums then owing on this Note shall bear interest at the rate of eight percent (8%) per annum. Should Maker default on any of the obligations specified in this Note, all sums owing on the Note shall bear interest at the Default Rate.

3.   Payment

     Maker shall pay Holder the principal of and interest on this Note as follows:

     a. the amount of Cdn. $720,000, which shall constitute a portion of the principal owned under this Note, shall be paid on or before July 15, 1996;

     b. the amount of Cdn. $875,000, which shall constitute a portion of the principal owed under this Note, shall be paid on or before August 15, 1996;

     c. remaining amounts, if any, owed under this Note, together with any accrued and unpaid interest shall be payable as and when Maker obtains any equity financing from or through Haywood Securities Inc. or Yorkton Securities Inc. from and after July 15, 1996 and in any event on or before one year from the date of this Note.

     All payments shall be made in the lawful currency of the United States of America. All payments shall be made to the Holder at the address set forth above, or at such other place as the Holder may specify in writing. Amounts deemed paid in Canadian dollars pursuant to subparagraphs 3(a) and (b), above, shall be converted to United States dollars at the exchange rate in effect as of the date such payments are deemed made.

4.   Prepayment

     Maker may prepay any amount owing on this Note without incurring any additional charge, provided that Maker gives Holder written notice of the amount to be prepaid at least three (3) days before the date of prepayment and Holder consents to such prepayment.

Notwithstanding any prepayment, Maker shall continue to make all succeeding instalments or other payments as they become due, until this Note is completely paid.

5.   Security

     The payment of all sums owing on this Note shall be secured by a lien and security interest in and to the equipment, furniture, fixtures, inventory, accounts, chattels, papers, documents, instruments and general intangibles of Maker, as defined in the Washington Uniform Commercial Code, and the proceeds received from any sale or other disposition of such items and any replacements, renewals or additions thereto.

6.   Notice of Default; Cure

     Upon a Default, Holder shall deliver written notice of the Default to Maker. Maker shall have the right to cure, within the Cure Period, any Default described in Section 1(b)(i) or (ii) of this Note. Maker may not cure a Default described in Section 1(b)(iii) through (vii) of this Note. If Maker fails to cure a Default within the Cure Period, or is prohibited from curing the Default, Holder may accelerate all amounts owing on the Note. Such accelerated amounts shall become immediately due and payable. If Holder accelerates the amounts due under this Note, Holder shall have the right to pursue any or all of the remedies provided in this Note, including, but not limited to, the right to bring suit on the Note.

7.   Remedies

     Upon a Default and expiration of any applicable Cure Period, Holder shall have all rights available to it at law or in equity, including all rights available under the Washington Uniform Commercial Code. Any unpaid balance outstanding at the time of a Default, and any costs or other expenses incurred by Holder in realizing on this Note, shall bear interest at the Default Rate. All rights and remedies granted under this Note shall be deemed cumulative and not exclusive of any other right or remedy available to Holder. Maker waives all rights to presentment, notice of dishonour and protest of this Note.

8.   Attorneys' Fees, Costs, and Other Expenses

     Maker agrees to pay all costs and expenses which Holder may incur by reason of any Default, including, but not limited to, reasonable attorneys' fees, expenses, and costs incurred in any action undertaken with respect to this Note, or the appeal of any such action. Any judgment recovered by Holder shall bear interest at the Default Rate.

9.   Transfer; Obligations Binding on Successors

     Maker may not transfer any of its rights, duties or obligations under this Note without the prior written consent of Holder. This Note, and the duties set forth in the Note, shall bind Maker and its successors and assigns. All rights and powers established in this Note shall benefit Holder and its successors and assigns.

10.  Notices

     Any Notice, consent or other communication required or permitted under this Note shall be in writing and shall be deemed to have been duly given or made either (1) when delivered personally to the party to whom it is directed (or any officer or agent of such party) or (2) three days after being deposited in the United States' certified or registered mail, postage prepaid, return receipt requested, and properly addressed, if sent to Maker, at North 3303 Sullivan Road, P.O. Box 425, Spokane, Washington 99210-0425, Attention: Allen Ambrose, or if sent to Holder, at North 3303 Sullivan Road, P.O. Box 425, Spokane, Washington 99210-0425, Attention: James Fish, or at such other address as Holder shall have provided to Maker in writing.

11.  Governing Law

     This Note will be construed and the rights, duties, and obligations of the parties will be determined in accordance with the laws of the State of Washington and the federal laws of the United States of America.

12.  Headings

     Headings used in this Note have been included for convenience and ease of reference only, and will not in any manner influence the construction or interpretation of any provision of this Note.

13.  Waiver

     No right or obligation under this Note will be deemed to have been waived unless evidenced by a writing signed by the party against whom the waiver is asserted, or by its duly authorized representative. Any waiver will be effective only with respect to the specific instance involved, and will not impair or limit the right of the waiving party to insist upon strict performance of the right or obligation on any other instance, in any other respect, or at any other time. No failure on the part of Holder to exercise, and no delay in exercising, any right or obligation under this Note shall operate as a waiver thereof.

14.  Severability

     The parties intend that this Note be enforced to the greatest extent permitted by applicable law. Therefore, if any provision of this Note, on its face or as applied to any person or circumstances, is or becomes unenforceable to any extent, the remainder of this Note and the application of that provision to other persons, circumstances or extent, will not be impaired.

15.  References

     Except as otherwise specifically indicated, all references in this Note to numbered or lettered sections or subsections refer to sections or subsections of this Note. All references to this Note include any subsequent amendments to the Note.

16.  Venue

     Maker agrees that any action on this Note must be brought in a court of appropriate jurisdiction in Spokane County, Washington.

17.  Maximum Interest

     Notwithstanding any other provisions of this Note, any interest, fees, or charges payable by reason of the indebtedness evidenced by this Note shall not exceed the maximum permitted by law.

18.  Supersedes Prior Note

     This Note supersedes and replaces in its entirety the terms of that certain promissory note dated as of November 6, 1995, between Maker and Holder.

19.  Supersedes Prior Note

     This Note supersedes and replaces in its entirety the terms of that certain promissory note dated as of January 11, 1996, between Maker and Holder.

MAKER:                             MINERA ANDES INC.



                                   By:
                                      -----------------------------------------
                                      Allen Ambrose
                                      Its duly authorized officer